                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[_] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            NATIONAL DATA CORPORATION
               -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

[LOGO]                                                       PRELIMINARY COPIES


                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA 30329-2010

TO THE STOCKHOLDERS:

  The Annual Meeting of Stockholders (the "Annual Meeting") of National Data Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices at National Data Plaza, Atlanta, Georgia, on October 24, 1996, at 11:00 A.M., Atlanta time, for the following purposes:

   1. To elect two directors in Class I to serve until the annual meeting of stockholders in 1999, or until their successors are duly elected and qualified;
   2. To vote on a proposal to amend the Certificate of Incorporation of the Company to increase the number of shares of Common Stock of the Company authorized for issuance from 60,000,000 to 100,000,000; and
   3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Only stockholders of record at the close of business on August 26, 1996 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders at the offices of the Company during the ten days prior to the Annual Meeting.

                                By Order of the Board of Directors

                                E. MICHAEL INGRAM, Secretary

Dated:  August 29, 1996

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                                              PRELIMINARY COPIES


                           NATIONAL DATA CORPORATION
                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA  30329-2010

                                                                 August 29, 1996

                                PROXY STATEMENT
                                FOR COMMON STOCK
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 24, 1996


                                  INTRODUCTION


  This Proxy Statement is furnished to holders of the $.125 par value per share Common Stock ("Common Stock") of National Data Corporation, a Delaware corporation (the "Company" or "NDC"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of Common Stock for use at the Annual Meeting of Stockholders to be held at 11:00 A.M. local time at the Company's offices at National Data Plaza, Atlanta, Georgia, on Thursday, October 24, 1996, and at any adjournments thereof (the "Annual Meeting").

  The Annual Meeting will be held for the following purposes: (1) to elect two directors in Class I to serve until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified; (2) to adopt an amendment to the Company's Certificate of Incorporation (the "Certificate") to increase the number of shares of Common Stock authorized for issuance from 60,000,000 to 100,000,000; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  The Company's mailing address and the location of its principal offices are National Data Plaza, Atlanta, Georgia 30329-2010. This Proxy Statement and the accompanying Proxy are first being mailed to stockholders of the Company on or about August 29, 1996.

STOCKHOLDERS ENTITLED TO VOTE

  Only stockholders of record of the Company at the close of business on August 26, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were ______________ shares of the Common Stock issued and outstanding held by approximately _______ stockholders of record. The Company's stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of stockholders of record on the Record Date. Pursuant to the Certificate of the Company, holders of Common Stock are entitled to one vote per share.

QUORUM AND VOTING REQUIREMENTS

  The holders of Common Stock are entitled to one vote per share of Common Stock. Pursuant to the Company's Bylaws, the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. For the purpose of determining the presence of a quorum, abstentions and broker nonvotes will be counted as present.

  Proposal 1, the election of two directors in Class I, will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present. With respect to Proposal 1, stockholders may (i) vote "for" the nominees, (ii) "withhold authority" to vote for the nominees or (iii) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. Because Proposal 1 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present, an abstention and a broker nonvote (which occurs when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will have the same effect as a vote to "withhold authority" although they would be counted as present for purposes of determining the existence of a quorum.

  With respect to Proposal 2, the amendment to the Company's Certificate, stockholders may (i) vote "for," (ii) vote "against," or (iii) "abstain" from voting on the proposal. Proposal 2 will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon, and, therefore, an abstention and a broker nonvote will have the same effect as a vote "against."

PROXIES

  If the enclosed Proxy is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR (1) THE ELECTION OF ALL DIRECTOR NOMINEES; (2) THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION; AND (3) IN THE BEST JUDGMENT OF SUCH PROXIES AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

  A stockholder who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of Proxies should be addressed as follows: National Data Corporation, National Data Plaza, Atlanta, Georgia 30329-2010, Attention: E. Michael Ingram, Secretary.

                           1.  ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of six members and is divided into three classes, with the term of office of each class ending in successive years. The terms of directors of Class I expire with this Annual Meeting. The terms of office of directors in Class II and Class III expire at the 1997 and 1998 annual meetings of stockholders, respectively. The stockholders are being asked to vote on the election to Class I of Robert A. Yellowlees and James B. Edwards.

  Each Class I director will be elected to hold office until the 1999 annual meeting of stockholders and thereafter until a successor has been duly elected and qualified. The persons named in the enclosed proxy intend to vote the shares represented thereby in favor of the election to the Board of the Class I nominees whose names appear below, unless authority to vote for the nominees is withheld or such proxy has previously been revoked. It is anticipated that management stockholders of the Company will grant authority to vote for the election of the nominees. In the event that the nominees are unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other persons as they may select.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS

  The following table sets forth the names of the nominees and the directors continuing in office, their ages, the month and year in which they first became directors of the Company, their positions with the Company, their principal occupations and employers for at least the past five years, and any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940. For information concerning membership on committees of the Board, see "Other Information About the Board and its Committees" below.

                             NOMINEES FOR DIRECTOR

                   MONTH AND           POSITIONS WITH THE COMPANY, PRINCIPAL
                   YEAR FIRST          OCCUPATIONS DURING AT LEAST THE PAST FIVE
 NAME AND AGE      BECAME A DIRECTOR   YEARS, AND OTHER DIRECTORSHIPS
- --------------     -----------------   -----------------------------------------

                                    CLASS I
                       TERM EXPIRING ANNUAL MEETING 1999

Robert A. Yellowlees    April 1985       Chairman of the Board (since June 1992), and President, Chief Executive Officer
        (57)                             and Chief Operating Officer (since May 1992) and Director of the Company
                                         Chairman, Spectrum Research Group, Inc. (consultants on the management of technology), Atlanta; Director of John H. Harland Co.

James B. Edwards        January 1989     Director of the Company
      (69)                               President, The Medical University of South Carolina (since November 1982);
                                         Director of the Harry Frank Guggenheim Foundation, Phillips Petroleum Company,
                                         SCANA Corporation, Imo Industries, Inc., WMX Technologies, Inc.,
                                         Norfolk-Southern Corporation Advisory Board, GS Industries, Inc. and the Gaylord
                                         and Dorothy Donnelley Foundation.


                       MEMBERS OF THE BOARD OF DIRECTORS
                              CONTINUING IN OFFICE

                 MONTH AND             POSITIONS WITH THE COMPANY, PRINCIPAL
                 YEAR FIRST            OCCUPATIONS DURING AT LEAST THE PAST
 NAME AND AGE    BECAME A DIRECTOR     FIVE YEARS, AND OTHER DIRECTORSHIPS
- --------------  -----------------      -------------------------------------

                                    CLASS II
                       TERM EXPIRING ANNUAL MEETING 1997
Edward L. Barlow        January 1969      Director of the Company
    (61)                                  General Partner, Whitcom Partners (an investment partnership), New York.

Neil Williams           April 1977        Director of the Company
    (60)                                  Managing Partner, Alston & Bird (Attorneys and Counsel for the Company), Atlanta;
                                          Director of PrintPack, Inc.

                                   CLASS III
                       TERM EXPIRING ANNUAL MEETING 1998

Don W. Sands           September 1989    Director of the Company
    (70)                                 Member of the Board of Directors, Georgia World Congress Center, Atlanta (since
                                         1985); Chief Executive Officer Emeritus and Counselor to the Board of Directors
                                         of Gold Kist, Inc. (a diversified agricultural cooperative association), Atlanta
                                         (since November 1991); President, Chief Executive Officer, and Chairman of the
                                         Management Executive Committee of Gold Kist, Inc. (1988-1991); Director of Golden
                                         Poultry Company, Inc.

J. Veronica Biggins    October 1995      Director of the Company
    (49)                                 Consultant, Heidrick & Struggles (since 1995); Assistant to the President of the
                                         United States (1994-1995); Executive Vice President, NationsBank of Georgia
                                         (1973-1994); Director, of Kaiser Foundation HealthPlan of Georgia, Inc. and
                                         Morrison Fresh Cooking, [Inc.]


OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

  Meetings and Compensation. During the fiscal year ended May 31, 1996, the Company's Board of Directors held 15 meetings. All directors attended 75% or more of the combined total of the Board of Directors meetings and meetings of the committees on which they served. During the last fiscal year, the Company's policy regarding the compensation of directors was to pay directors who are not also employees of the Company an annual retainer of $24,000 paid under the terms of the 1995 Non-Employee Director Compensation Plan described below plus $1,000 per meeting attended. Each member of the Audit and Compensation Committees received $1,000 per Audit or Compensation Committee meeting attended in addition to his other compensation as a director.

  The Company also maintains the 1995 Non-Employee Director Compensation Plan (the "1995 Director Plan"), which entitles each of the Company's non-employee directors to receive on June 1 of each year, in lieu of 50% of their annual cash retainer described above, that number of shares of Common Stock, rounded up to the next whole share, with a fair market value equal to 50% of such annual retainer. Fair market value is defined in the 1995 Director Plan to be the closing sales price of the Common Stock on the New York Stock Exchange on June 1 of each year, or the first trading day thereafter. For purposes of the 1995 Director Plan, the annual retainer of non-employee directors is defined to exclude any fees paid for attending meetings of the Board of Directors or committees thereof, and also excludes reimbursement for travel or other out-of-pocket expenses. As of June 1, 1996, each of Messrs. Barlow, Edwards, Sands and

Williams and Ms. Biggins was issued 325 shares of Common Stock based on the fair market value of the Common Stock on that date of $37.00 per share and the current annual retainer for the non-employee directors of $24,000.

  Non-employee directors who were initially elected to the Board of Directors prior to January 1, 1995, are also eligible for certain retirement benefits. Each such non-employee director with five or more years of service to the Company as a director is entitled to receive a retirement benefit on the later of (a) the first day of the month on or after his seventieth birthday, or (b) his retirement date. The retirement benefit will generally continue annually thereafter for the lesser of (i) the number of years equal to the number of years the individual served as a director or (ii) ten years. In the case of non-employee directors with greater than ten years service as a director on the effective date of the retirement plan (December 18, 1991), however, the retirement benefit will continue for fifteen years. Retirement benefits may be paid to a retired director prior to his attaining age 70 if the retired director is at least age 60, with not less than ten years of service as a director. The retirement benefit will be calculated from a base amount equal to the annual retainer for non-employee directors in effect on the date of a director's retirement. The retired director would receive as the retirement benefit 50% of the base amount plus 10% for each year of service up to 100% of the base amount for ten years' service. As of August 1, 1996, Messrs. Sands, Edwards, Barlow, and Williams had 7, 7-8/12, 27-8/12, and 19-5/12 years of service as directors for purposes of the retirement plan. In the event of a change in control of the Company, each eligible non-employee director will be deemed to have completed 10 years of service as a director and will be paid the retirement benefit if his service as a director of the Company is terminated, with his benefit commencing upon his termination as a director.

  The Company also maintains the 1984 Non-Employee Director Stock Option Plan (the "Director Option Plan"). The Director Option Plan initially provided for the grant of stock options to non-employee directors for up to a total of 157,500 shares of Common Stock, with each such director automatically entitled to receive an option to purchase 4,500 shares of Common Stock for each completed year of service as a director after his or her election by the stockholders, up to five such options. As amended in 1989, the Director Option Plan provided for the grant of stock options to non-employee directors for up to a total of 345,000 shares of Common Stock, with each such director automatically entitled to receive an option to purchase 7,500 shares of Common Stock for each completed year of service as a director after his or her election by the stockholders, up to five such options. The Director Option Plan was further amended in 1995 to provide that non-employee directors shall receive up to five options each to purchase 5,000 shares, one for each year of service as a director. Options granted under the Director Option Plan are exercisable immediately at a price equal to the fair market value (as defined in the Director Option Plan) of Common Stock at the date of grant. Options granted under the Director Option Plan will be granted at a price equal to the fair market value (as defined in the Director Option Plan) of Common Stock at the date of grant and will vest 20% two years after the date of grant, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. The fair market value of the Common Stock subject to options outstanding under the Director Option Plan was $41.50 per share as of August 8, 1996. During the fiscal year ended May 31, 1996, options were granted under the Director Option Plan to Messrs. Barlow, Edwards, Sands and Williams and Ms. Biggins for 5,000 shares of Common Stock at an exercise price per share of $25.125.

  Committees. The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Company does not have a nominating committee. The full Board of Directors performs the function which would be performed by a nominating committee. Certain information regarding the functions of the Board's Committees and their present membership is provided below.

  Audit Committee. The Company's Board of Directors has an Audit Committee composed of Messrs. Barlow (Chairman), Sands and Williams. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the next fiscal year, reviews with the independent auditors the plan and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and inquires as to the adequacy of the Company's internal accounting controls. During the fiscal year ended May 31, 1996, the Audit Committee held 2 meetings, each of which was separate from regular Board meetings.

  Compensation Committee Interlocks and Insider Participation. The Board of Directors also has a Compensation Committee composed of Messrs. Sands (Chairman) and Edwards and Ms. Biggins. This Committee reviews and recommends to the Board levels of compensation and performance criteria for the Company's executive officers and administers the Company's 1982 Incentive Stock Option Plan, 1983 Restricted Stock Plan (the "1983 Plan") and the 1987 Stock Option Plan (the "1987 Plan"). During the last fiscal year, the Compensation Committee held 2 meetings, all of which were separate from regular Board meetings. None of the members of the Compensation Committee served as an officer or an employee of the Company during the fiscal year ended May 31, 1996.

COMMON STOCK OWNERSHIP OF MANAGEMENT

  The following table sets forth information as of July 1, 1996, with respect to the beneficial ownership of Common Stock by the nominees to the Board, directors of the Company, by each of the executive officers named in the Summary Compensation Table, and by the 13 persons, as a group, who were directors and/or executive officers of the Company on July 1, 1996.

                                         AMOUNT AND NATURE OF      PERCENT OF
NAME                                   BENEFICIAL OWNERSHIP (1)     CLASS (1)
- ----                                   ------------------------    ----------

Edward L. Barlow                               113,397(2)                 *
Neil Williams                                   67,551(3)                 *
Robert A. Yellowlees                           655,126(4)              ___%
James B. Edwards                                38,847(5)                 *
Don W. Sands                                    49,647(6)                 *
J. Veronica Biggins                                605                    *
J. David Lyons                                  18,501(7)                 *
Richard S. Cohan                                26,508(8)                 *
Jerry W. Braxton                                25,241(9)                 *
Kevin C. Shea                                   52,986(10)                *

All Directors and Executive Officers
 (13 persons) as a Group                     1,080,452(11)           _____%



 *  Less than one percent.
(1) The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and investment power over the shares, unless otherwise indicated.
(2) This amount includes 51,000 shares of Common Stock of which Mr. Barlow has the right to acquire beneficial ownership.
(3) This amount includes 46,500 shares of Common Stock of which Mr. Williams has the right to acquire beneficial ownership.
(4) This amount includes 524,000 shares of Common Stock of which Mr. Yellowlees has the right to acquire beneficial ownership, 30,000 shares held by The Yellowlees Charitable Trust, of which Mr. Yellowlees is the Trustee, 22,500 shares of restricted stock over which he currently has sole voting power only and 2,839 shares held by Mr. Yellowlees' wife as to which he disclaims all beneficial ownership.
(5) This amount includes 37,500 shares of Common Stock of which Mr. Edwards has the right to acquire beneficial ownership.
(6) This amount includes 37,500 shares of Common Stock of which Mr. Sands has the right to acquire beneficial ownership.
(7) This amount includes 17,001 shares of Common Stock of which Mr. Lyons has the right to acquire beneficial ownership and 1,500 shares of restricted stock over which he currently has sole voting power only.
(8) This amount consists of 20,125 shares of Common Stock of which Mr. Cohan has the right to acquire beneficial ownership and 3,750 shares of restricted stock over which he currently has sole voting power only.
(9) This amount includes 20,376 shares of Common Stock of which Mr. Braxton has the right to acquire beneficial ownership and 3,750 shares of restricted stock over which he currently has sole voting power only.
(10) This amount includes 37,729 shares of Common Stock of which Mr. Shea has the right to acquire beneficial ownership and 3,750 shares of restricted stock over which he currently has sole voting power only.
(11) This amount includes 813,780 shares of Common Stock of which the directors and executive officers, as a group, have the right to acquire beneficial ownership and 36,750 shares of restricted stock over which the beneficial owners have sole voting power only.

COMMON STOCK OWNERSHIP BY CERTAIN OTHER PERSONS

  The following table sets forth information as of the date indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

                                                            AMOUNT AND NATURE
NAME AND ADDRESS                                              OF BENEFICIAL          PERCENT OF
OF BENEFICIAL OWNER                        DATE                OWNERSHIP(1)            CLASS
- -------------------                   -------------         -----------------       -----------
T. Rowe Price Associates, Inc. (2)    July 10, 1996            2,407,850(3)             10.4%
100 E. Pratt Street
Baltimore, MD 21202

- -----------------
(1)  Adjusted to give effect to a three-for-two stock split on March 20, 1995.
(2) This information is contained in a Schedule 13G dated July 10, 1996 filed by T. Rowe Price Associates, Inc. ("Price Associates") with the Securities and Exchange Commission (the "Commission"), a copy of which was received by the Company. Such Schedule 13G states that Price Associates has sole voting power with respect to 248,750 shares and sole dispositive power with respect to 2,407,850 shares.
(3) These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

REPORT OF THE COMPENSATION COMMITTEE

  Decisions on compensation and stock-based plans are made by the three-member Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Decisions of the Compensation Committee related to stock-based plans are made solely by that committee in order for awards or grants under the Company's equity-based plans to satisfy Rule 16b-3 pursuant to the Securities Exchange Act of 1934, as amended.

  The Company's primary objective in designing and implementing its compensation programs is to maximize stockholder value over time through alignment of employee performance with business goals and strategies that serve stockholders' interests. The overall goal of the Compensation Committee is to develop executive compensation and equity-based programs which are consistent with and linked to the Company's strategic and annual business objectives.

 Compensation Philosophy

  The Compensation Committee has adopted certain principles which are applied in structuring the compensation opportunity for executive officers. These are:

           LONG TERM AND AT-RISK FOCUS. A significant percentage of total compensation for executive officers should be composed of long term, at-risk rewards to focus senior management on the long term interests of stockholders. Equity-based plans should comprise a major part of the long term, at-risk portion of total compensation to encourage stockholder value-based management decisions, and to link compensation to Company performance and stockholder interests.

           SHORT TERM AND AT RISK FOCUS. A significant portion of cash compensation for executives is linked to achievement of annual business plans or performance objectives. This includes cash bonuses that may be approved by the Compensation Committee relating to those objectives. There is real risk in bonuses paid under this plan, recognizing variability in individual, unit and overall company performance.

           COMPETITIVENESS. Base pay and total compensation should be competitive with other similar companies based upon size, products and markets. A proxy survey of peer group companies is conducted periodically. The peer group surveyed includes appropriate companies contained in the Standard and Poor's Computer Software and Services Index used in the stockholder return analysis shown later, in addition to other firms in the Company's business sectors.

 Stock Option Awards and Restricted Stock Grants

  Equity-based compensation comprises a significant portion of the Company's executive officer compensation programs. These plans are administered solely by the Compensation Committee. There are two Company plans utilized for this component of executive officer, long term, equity-oriented compensation. These involve Stock Options and Restricted Stock grants:

           STOCK OPTIONS. Options provide executive officers with the opportunity to achieve an equity interest in the Company. Stock options are granted at 100% of fair market value on the date of grant and have 10-year terms. Effective with grants after May 31, 1994, stock options vest two years after the date of grant with respect to 20% of the shares granted, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. The objective is to emphasize a long term focus by key employees in the acquisition and holding of Common Stock. The number of stock options granted to an individual is based upon the responsibility level of the individual's position and the individual's potential to contribute to future growth of the Company as evidenced by current performance, with an objective of fostering broad-based equity participation. Annual grant amounts vary as a result of the Company's prior year and potential future performance and the number of options required to achieve target grant values based on the prevailing fair market value of the Common Stock.

           RESTRICTED STOCK. Restricted stock grants are designed to be granted on a selective basis to key employees to further focus them on the longer term performance of the Company. Grants of restricted shares are subject to forfeiture if a grantee, among other conditions, fails to perform or leaves the Company prior to expiration of the restricted period. Restricted periods are generally from two to three years.

 Target Stock Ownership

  The Company's Board of Directors and management believe that significant stock ownership is a major incentive in building stockholder value and aligning the interests of executives and stockholders. The Board has therefore adopted guidelines for minimum stock ownership by senior executives.

  To encourage this growth in stockholder wealth, the Company believes that senior executives who are in a position to make a significant contribution to the long term success of the Company should have a significant stake in its ongoing success. Guidelines are based upon a multiple of base salary and range from .8 to 3 times annual salary amounts. Executives are encouraged to achieve these guidelines by building stock ownership over a period of approximately five years beginning with fiscal year 1995. As of May 31, 1996, all participating senior executives are at stock ownership levels well in excess of plan targets.

 Chief Executive Officer's Compensation

  Mr. Yellowlees' fiscal year 1996 compensation derived primarily from commitments under Mr. Yellowlees' employment agreement (see "Employment Agreements - Robert A. Yellowlees" below) entered into prior to fiscal year 1996 and the renewal agreement effective May 18, 1995. The decisions affecting compensation made after that date relate to Mr. Yellowlees' specific annual performance goals, results evaluation, and resulting fiscal year 1996 incentive bonus payment.

  Mr. Yellowlees' target annual bonus was set in his employment agreement, based upon quantitative and qualitative performance factors. Starting in fiscal year 1996, the stockholders approved a new Performance-Based Executive Officer Bonus Plan which provides for performance-based awards for achieving business objectives. Mr. Yellowlees agreed to have a portion of his bonus at risk under this plan to preserve deductibility by the Company under Code Section 162(m). The two performance factors included in this plan for fiscal year 1996 were earnings per share, up 35%, and operating income as a percentage of revenue, up 13%. The balance of his fiscal year 1996 bonus was determined by other factors including 16% growth in revenue, 82% increase in market valuation, and the successful execution of merger and acquisition strategies and other qualitative initiatives to maximize shareholder value.

  A bonus deferral program was approved by the Board of Directors in fiscal year 1996 which allows certain key executives to defer a portion of their cash bonus in the form of a restricted stock grant. This program is consistent with the Company's objectives to increase executives' stock ownership and at risk compensation. Mr. Yellowlees and three other executives made a deferral election for fiscal year 1996 under this plan. Since participating executives are deferring earned cash in the form of stock at risk of forfeiture over three years, the amount deferred is increased by 35%. The restricted stock income reported for Mr. Yellowlees [and Mr. Shea] in the Summary Compensation Table included herein represents the full amount of their respective fiscal year 1996 deferral elections.

  Effective June 1, 1995, Mr. Yellowlees received a base compensation increase of 5.3%. This increase was based upon the Compensation Committee's evaluation of Mr. Yellowlees' performance for fiscal year 1995.

  The Compensation Committee's general approach in setting Mr. Yellowlees target annual compensation is to seek to be competitive with other companies in the Company's industry, but to have a large percentage of his target compensation based upon current year performance as well as actions to provide sustained long term growth in stockholder value. To accomplish this a mix of cash, restricted stock and stock options are provided to Mr. Yellowlees, which include a significant element of risk that is based upon the Company's performance.

  As an incentive to sustained growth in stockholder value, the Compensation Committee awarded Mr. Yellowlees a non-qualified stock option effective May 18, 1995, at the outset of the three year period of his renewal employment agreement in lieu of determining a separate grant in each year. There are three separate components to the grant, each subsequent annual component having a 12% higher exercise price or premium over the prior year. See "Compensation and Other Benefits -- Option Grants" and "Compensation and Other Benefits -- Employment Agreements" below. This option grant is for fiscal years 1996, 1997 and 1998. In addition, on July 1, 1996, the Compensation Committee awarded Mr. Yellowlees a performance based restricted stock grant of 12,000 shares based on goals for net income growth for fiscal years 1997 and 1998. The Compensation Committee believes that it is in the continuing best interests of the Company's stockholders to ensure that Mr. Yellowlees remains highly incented to sustain the long term growth of the Company.


                             COMPENSATION COMMITTEE
                             Don W. Sands, Chairman
                                James B. Edwards
                              J. Veronica Biggins

COMPENSATION AND OTHER BENEFITS

  The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended May 31, 1996 ("1996 fiscal year"), 1995 ("1995 fiscal year") and 1994 ("1994 fiscal year"), for (i) the Chief Executive Officer of the Company; and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"). Share numbers for all fiscal years shown have been adjusted to give effect to a three-for-two stock split effected on March 20, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                Long Term Compensation
                                                        ----------------------------------------
                                 Annual Compensation                      Awards
                                 -------------------    ----------------------------------------
                                                            Securities
                                                                                     Underlying
Name and                Fiscal                           Restricted Stock             Options         All Other
Principal Position       Year    Salary ($)  Bonus ($)   Award(s) ($)(1)               (#)(2)       Compensation ($)(3)
- ----------------------  ------   ---------   --------    ----------------            ----------    -------------------
Robert A. Yellowlees      1996    513,258    495,000              344,250                 ---             59,750
 Chairman and Chief       1995    458,354    690,000              240,001               600,000           67,283
 Executive Officer,       1994    427,806    175,000              396,500               174,000           66,488
 President and Chief
 Operating  Officer

Jerry W. Braxton          1996    181,731    125,000                  ---               19,500             4,942
 Chief Financial          1995    175,834     70,000               40,000               26,250             6,038
 Officer                  1994    158,077     20,000               45,750               15,001             5,321

J. David Lyons            1996    192,115     65,000                  ---               16,700             4,413
 General Manager,         1995    185,000     55,000               16,000               22,500             7,846
 Payment Services         1994    168,635     55,917(4)               ---               37,501             1,440

Richard S. Cohan          1996    175,961    100,000                  ---               16,700               ---
 General Manager,         1995    149,317     40,300               40,000               22,500               330
 Health Care              1994    137,538     35,000               45,750               15,000               ---
 Information Network
 Services

Kevin C. Shea             1996    171,346   [95,000]               35,375               16,700               ---
 General Manager,         1995    159,975     55,000               40,000               22,500               663
 Integrated Payment       1994    144,200     19,000               45,750               15,001               488
 Systems

- --------------
(1) All awards of restricted shares to the Named Executive Officers have been made under the 1983 Plan and are valued in the table based upon the closing market prices of the Common Stock on the grant dates. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column. As of May 31, 1996, the shares listed in the table were the only outstanding grants of restricted shares. The restrictions on 54,501, 54,498, 54,498 and 39,000 shares awarded to Mr. Yellowlees expired on June 1, 1993, June 1, 1994, June 1, 1995 and May 17, 1995, respectively. The restrictions on 4,500 shares awarded to each of Messrs. Braxton, Cohan and Shea expired on June 28, 1995. The value of the restricted stock held by the Named Executive Officers at May 31, 1996 was $849,375, $141,563, $56,625, $141,563 and
     $141,563 for Messrs. Yellowlees, Braxton, Lyons, Cohan, and Shea, respectively. The numbers of shares of restricted stock held by Messrs. Yellowlees, Braxton, Lyons, Cohan, and Shea at May 31, 1996 were 22,500, 3,750, 1,500, 3,750 and 3,750, respectively.
(2) All option awards granted to the Named Executive Officers were made under the 1987 Plan.
(3) For the 1996 fiscal year, includes for each of the indicated individuals the following amounts representing (i) Company contributions to the Company's Employee Savings Plan: Mr. Yellowlees - $4,750, Mr. Braxton - $4,942 and Mr. Lyons - $4,413 and (ii) insurance premiums paid by the Company for term life insurance policies for the benefit of the Named Executive Officer: Mr. Yellowlees - $55,000; Mr. Braxton - $____________; Mr. Lyons - $____________; Mr. Cohan - $____________ and Mr. Shea -
     $____________.
(4) Mr. Lyons received $47,917 of his bonus amount as a one-time award made pursuant to the terms of his initial employment arrangements.

  Option Grants. The following table sets forth information on options granted to the Named Executive Officers in the 1996 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    Individual Grants
                       -------------------------------------------
                        Number of        % of Total
                        Securities        Options
                        Underlying       Granted to
                         Options        Employees in     Exercise
                         Granted        Fiscal Year      or Base      Expiration      Grant Date
       Name             (#)(1)(2)      ------------     Price($/Sh)      Date      Present Value (3)
       ----             ---------                       ----------   ------------  ----------------
Robert A. Yellowlees           ---               ---         ---            ---               ---

Jerry W. Braxton            19,500               6.4       21.00   June 1, 2005                (4)

J. David Lyons              16,700               5.5       21.00   June 1, 2005                (5)

Richard S. Cohan            16,700               5.5       21.00   June 1, 2005                (6)

Kevin C. Shea               16,700               5.5       21.00   June 1, 2005                (7)

_____________
(1) The total number of shares covered by options granted to employees in the 1996 fiscal year was 305,008.
(2) These options were granted under the 1987 Plan. The option agreements governing these grants provide that during each of the four successive twelve-month periods of continued employment commencing on the date two years after the grant date the option becomes exercisable on a cumulative basis as to 20%, 45%, 70% and 100%, respectively, of the total shares covered by such option grant. Pursuant to the 1987 Plan, the Compensation Committee of the Company's Board of Directors at any time before the termination of an option may accelerate the time or times at which such option may be exercised, in whole or in part.
(3) These grant date values, based on the Black-Scholes option pricing model, are for illustrative purposes only, and are not intended to be a forecast of what future performance will be.
(4)  This value is based upon the following assumptions:  (i) an expected stock
     price volatility of     %;  (ii) a risk-free rate of return of       %;
     (iii) a current dividend yield of       %;  and (iv) a term of grant of
     years.
(5)  This value is based upon the following assumptions:  (i) an expected stock
     price volatility of     %;  (ii) a risk-free rate of return of       %;
     (iii) a current dividend yield of       %;  and (iv) a term of grant of
     years.
(6)  This value is based upon the following assumptions:  (i) an expected stock
     price volatility of     %;  (ii) a risk-free rate of return of       %;
     (iii) a current dividend yield of       %;  and (iv) a term of grant of
     years.
(7)  This value is based upon the following assumptions:  (i) an expected stock
     price volatility of     %;  (ii) a risk-free rate of return of       %;
     (iii) a current dividend yield of       %;  and (iv) a term of grant of
     years.

  Option Exercises and Fiscal Year-End Values. The following table sets forth information concerning each exercise of options during the 1996 fiscal year and the number and value of unexercised options held by the Named Executive Officers as of May 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                      Number of Securities               Value of Unexercised
                                                  Underlying Unexercised Options         In-the-Money Options
                          Shares       Value          at Fiscal Year-End (#)            at Fiscal Year-End (#)
                       Acquired on    Realized   ---------------------------------   ------------------------------
Name                   Exercise (#)      ($)     Exercisable       Unexercisable     Exercisable       Unexercisable
- ----                  -------------   --------   -----------       -------------     -----------       -------------
Robert A. Yellowlees       ---            ---     524,000              628,000        15,628,587         11,619,857

Jerry W. Braxton        35,376        588,845      20,376               45,499           580,661          1,025,264

J. David Lyons          12,501        208,870      17,001               47,199           464,444          1,102,988

Richard S. Cohan        14,750        281,354      20,125               39,700           575,614            898,641

Kevin C. Shea           46,775        933,334      37,729               39,600         1,092,402            898,640


  Retirement Plan. The Company maintains the National Data Corporation Employees' Retirement Plan (the "Retirement Plan"), which provides monthly benefits upon retirement to eligible employees, including officers. Most employees become participants in the Retirement Plan after meeting certain minimal eligibility requirements. The benefits provided upon normal retirement at age 60 are equal to the sum of (i) a basic benefit based solely on the number of the employee's completed years of continuous service at his normal retirement date and (ii) a supplemental benefit calculated under a formula based on years of continuous service and the employee's average earnings during the five years of highest compensation during the ten years preceding his retirement, reduced by an amount equal to 75% of the primary social security benefits to which the employee is entitled. The term "earnings" for purposes of the Retirement Plan means compensation of any kind paid by the Company to the participating employee as reported on Internal Revenue Service Form W-2, but excluding the cost of certain employee benefits (as defined) and excluding amounts which become taxable to the employee under a stock option or other stock plan. The Retirement Plan covers all eligible employees retiring after its effective date. The following table shows estimated annual retirement benefits payable to participants in the Retirement Plan on a straight life annuity basis upon retirement in specified years of continuous service and remuneration classes. The annual benefit amounts have been computed by multiplying the monthly benefit payable under the Retirement Plan by 12. Also, under current law the retirement benefit for an employee at age 65 cannot exceed $112,221 per year.

                                 ESTIMATED ANNUAL RETIREMENT BENEFITS
                          ------------------------------------------------
         HIGHEST                   YEARS OF CONTINUOUS SERVICE (1)
    FIVE-YEAR AVERAGE     ------------------------------------------------
     ANNUAL EARNINGS          15        20        25        30        35
       $144,000            $33,120  $ 44,160  $ 55,200  $ 66,240  $ 77,280
        192,000             43,620    58,560    73,200    87,840   102,480
        240,000             54,720    72,960    91,200   109,440   112,221
        288,000             65,520    87,360   109,200   112,221   112,221
        336,000             76,320   101,760   112,221   112,221   112,221
        384,000             87,120   112,221   112,221   112,221   112,221
        432,000             97,920   112,221   112,221   112,221   112,221

- ---------------
(1) The average annual earnings for the highest five years over the last 10-year period and the eligible years of credited service as of May 31, 1996 for each of the Named Executive Officers was as follows: Mr. Yellowlees (4-1/12 years) $919,806; Mr. Braxton (4-4/12 years) $_____________; Mr. Lyons (2-
   10/12 year) $_____________; Mr. Henderson (3-8/12 years) $_____________ and
   Mr. Shea (9-2/12 years) $_____________. The amounts shown in the column "Salary" in the Summary Compensation Table above are substantially equal to the compensation of the individuals named in such table for purposes of the Retirement Plan.

 Employment Agreements.

  Robert A. Yellowlees. The Company entered into an employment agreement with Robert A. Yellowlees, effective as of May 18, 1992, providing for his employment as Chief Executive Officer, President and Chief Operating Officer for a term continuing through May 17, 1995, subject to earlier termination in certain events, which agreement was renewed effective May 18, 1995 for an additional three year term ending May 17, 1998. The agreement provides for subsequent three year renewal terms upon mutual agreement. The agreement also provides that Mr. Yellowlees will serve as Chairman of the Board and that during the term of the agreement the Company will use its best efforts to cause him to be nominated and elected as a director of the Company.

  The agreement initially provided for a minimum annual base salary of $395,000, subject to yearly review, and additional annual bonus targets equal to Mr. Yellowlees' base salary for each year for which the bonus is to be paid. The actual bonus paid for any year may range from none to 150% of the target amount and will be based upon qualitative and quantitative standards agreed upon by Mr. Yellowlees and the Company, upon recommendation by the Compensation Committee of the Board of Directors and approval by the Board. The bonus is paid, at Mr. Yellowlees' election, in whole or in part in shares of Common Stock. Mr. Yellowlees is also entitled to participate in all other benefit plans maintained by the Company for executive officers, and his years of service as a director while an employee will be included in his years of service for purposes of determination of eligibility for benefits under and computation of the amount of benefits payable under the Retirement Plan for Non-Employee Directors described above. See "Retirement Plan for Non-Employee Directors." In addition, the Company is required to maintain on behalf of Mr. Yellowlees, or reimburse Mr. Yellowlees for the premiums paid for, specified life insurance and additional disability insurance coverage, with the Company's payments not to exceed $55,000 per year.

  Pursuant to the agreement, Mr. Yellowlees also was granted an initial option for 135,000 shares of Common Stock at an option price of $6.17 per share under the 1987 Plan and was awarded 163,500 shares of Common Stock as restricted stock under the 1983 Plan. Of the shares of restricted stock, 54,500 were released from escrow on each of June 1, 1993, June 1, 1994 and June 1, 1995.

  Upon termination of the agreement prior to expiration of its term (including any renewals) (i) as a result of Mr. Yellowlees' physical or mental incapacity,
(ii) by the Company other than as a result of specified misconduct by Mr. Yellowlees, or (iii) by Mr. Yellowlees following a significant change in his employment duties or conditions within three years after a change in control of the Company (as defined in the agreement), (a) the Company will be required to pay Mr. Yellowlees a severance benefit equal to three times the greater of (A) his average annual compensation during the preceding three years or (B) his current year compensation plus a bonus amount equal to 75% of his current year salary, (b) the Restricted Stock awarded to him will be fully and immediately vested, (c) all stock options held by Mr. Yellowlees will be fully and immediately vested, and (d) the Company will pay Mr. Yellowlees 75% of the target amount of the bonus for the fiscal year in which his employment was terminated. For purposes of this provision of the agreement, Mr. Yellowlees' average annual compensation is currently $919,806. Also, upon termination of the agreement by the Company other than as a result of specified misconduct by Mr. Yellowlees or by Mr. Yellowlees following a significant change in his employment duties or conditions within three years after a change in control of the Company, the Company is required to maintain Mr. Yellowlees' participation in existing employee benefit plans until the earlier of three years after his termination of employment or commencement of his full-time employment with a new employer. The agreement also provides that upon its termination as a result of Mr. Yellowlees' death, the restricted stock awarded to him and all stock options granted to him will be fully vested.

  The Company, during fiscal year 1994, entered into a first renewal employment agreement with Mr. Yellowlees, as contemplated in the initial employment agreement described above. The renewal agreement became effective as of May 18,

1995, and provides for Mr. Yellowlees' continued employment as chairman and chief executive officer and president and chief operating officer of the Company for a second three year term continuing through May 17, 1998. The renewal agreement provides for subsequent three-year renewal terms upon mutual agreement. The renewal agreement also provides that during the term of the renewal agreement the Company will use its best efforts to cause him to be nominated and elected as a director of the Company.

  The renewal agreement is essentially identical to the original employment agreement, except as follows. The renewal agreement provides for a minimum annual base salary of $470,000. Under the renewal agreement, the Company granted Mr. Yellowlees an additional non-qualified stock option effective May 18, 1995, at the outset of the three-year period of the renewal agreement in lieu of three separate grants. The grant contains a premium grant price feature that provides added incentive to increase stockholder value. A total of 450,000 shares of Common Stock under the 1987 Plan were allocated to this grant. The option agreement includes the following provisions:

       (A) One-third of the shares subject to the option have an exercise price equal to $20.125 per share, the closing price of the Common Stock on the date the grant was approved by the Board. The shares subject to this grant will vest as follows: 20% on May 17, 1997, an additional 25% on May 17, 1998, an additional 25% on May 17, 1999, and an additional 30% on May 17, 2000.

       (B) One-third of the shares subject to the option have an exercise price equal to $22.54 per share, 112% of the exercise price for the shares described in (A) above. The shares subject to the grant under this paragraph will vest as follows: 20% on May 17, 1998, an additional 25% on May 17, 1999, an additional 25% on May 17, 2000, and an additional 30% on May 17, 2001.

       (C) One-third of the shares subject to the option have an exercise price equal to $25.245 per share, 124% of the exercise price for the shares described in (A) above. The shares subject to the grant under this paragraph will vest as follows: 20% on May 17, 1999, an additional 25% on May 17, 2000, an additional 25% on May 17, 2001, and an additional 30% on May 17, 2002.

The option agreement also provides for the immediate and full vesting of the options in the event of (i) a change in control of the company, (ii) the death or physical or mental incapacity of Mr. Yellowlees, (iii) the termination of employment of Mr. Yellowlees or (iv) non-renewal of his employment agreement for an additional three year term upon the expiration of the renewal agreement on May 17, 1998.

  Executive Severance Agreements. In addition to Mr. Yellowlees' employment agreement described above, the Company has entered into compensation agreements with Messrs. Braxton and Shea and certain other key Company officers. The agreements provide that in the event that the executive officer is terminated other than for cause (as defined in the agreements), by reason of death or by reason of disability (as defined in the agreements), or if the officer resigns after a significant change in his employment conditions as specified by the agreements during the three year period following a change in control (as defined in the agreements) of the Company, the officer would be entitled to payment of a severance benefit. The severance benefit would be equal to approximately three times the officer's average annual taxable compensation from the Company during the five year period immediately preceding the officer's termination as described above, with such multiple of three reduced by the number of years, if any, that the officer remained employed by the Company following such change of control. In addition, the Company would be required to maintain the officer's participation in existing group life, medical, accident, and equivalent plans for a period of three years (reduced by the number of years the officer remained employed by the Company following the change of control) or until the executive had earlier taken other full time employment. The amounts of the average annual taxable compensation during the five fiscal years ended May 31, 1996, for the Named Executive Officers who are parties to such agreements were approximately the following: Mr. Braxton $144,782 and Mr. Shea $150,288.

STOCKHOLDER RETURN ANALYSIS.

  The following line-graph presentation compares cumulative stockholder returns of the Company with Standard & Poor's Computer Software and Services Index and Standard and Poor's 500 Stock Index for the five year period beginning on May 31, 1991 (assuming the investment of $100 in the Company's Common Stock, Standard & Poor's Computer Software and Services Index and Standard and Poor's 500 Stock Index and reinvestment of all dividends).


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG NATIONAL DATA CORPORATION, THE S&P 500 INDEX
                 AND THE S&P COMPUTER SOFTWARE & SERVICES INDEX


                                               Cumulative Total Return
                                  ---------------------------------------------
                                     5/91    5/92   5/93   5/94   5/95    5/96

National Data Corp           NDC      100      92    121    141    268    493

S & P 500                   1500      100     110    123    128    154    197

S & P CMPTR SOFTWR & SVCS   ICFS      100     118    158    189    266    372

- -------------------------------------------------------------------------------

* $100 invested on 5/31/91 in stock or index - including reinvestment of dividends. Fiscal year ending May 31.

                2.     AMENDMENT OF CERTIFICATE OF INCORPORATION

  On July 11, 1996, the Board of Directors adopted a resolution approving an amendment to the Company's Certificate to increase the number of authorized shares of Common Stock from 60,000,000 to 100,000,000. The amendment is subject to stockholder approval, and is presented to the holders of the Common Stock at the Annual Meeting for consideration and approval. If approved by the stockholders, the proposed amendment will become effective upon the filing of an amendment to the Company's Certificate with the Secretary of State of Delaware, which will occur as soon as reasonably practicable.

  As of August ___, 1996, the Company had _______________ shares of Common Stock issued and outstanding, and the Board of Directors of the Company has recommended the amendment to the Certificate in order to provide the Company with a sufficient number of authorized shares of Common Stock for the Company's general corporate needs. The Board of Directors believes that the availability of additional shares will provide the Company with the flexibility to issue Common Stock for possible future financings, stock dividends or distributions, acquisitions, stock option plans or other proper corporate purposes which may be identified in the future by the Board of Directors, without the possible expense and delay of a special stockholders' meeting. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in the Company, on such stockholders' percentage voting power.

  The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by the Company's stockholders, except as may be required by applicable law or by the rules of the New York Stock Exchange or other stock exchange or national securities association trading system on which the securities may be listed or traded.
Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights.

  The Company has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized. The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then existing stockholders. Any future issuance of Common Stock will be subject to the rights of holders of outstanding shares of any preferred stock which the Company may issue in the future.

  Although the Company has no present intention to issue shares of Common Stock in the future in order to make acquisition of control of the Company more difficult, future issuances of Common Stock could have that effect. For example, the acquisition of shares of the Common Stock by an entity in order to acquire control of the Company might be discouraged through the public or private issuance of additional shares of Common Stock, since such issuance would dilute the stock ownership of the acquiring entity. Common Stock also could be issued to existing stockholders as a dividend or privately placed with purchasers who might side with the Board of Directors in opposing a takeover bid, thus discouraging such a bid. The Board of Directors also is authorized to issue preferred stock in one or more series and to fix the rights, preferences and privileges thereof without any further vote or action by the stockholders. The issuance of preferred stock also may have the effect of delaying, deferring or preventing a change in control of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS GRANT AUTHORITY TO VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE PROPOSAL. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED FOR THE APPROVAL OF PROPOSAL 2.

                                    AUDITORS

  Arthur Andersen LLP served as the Company's auditors for the five fiscal years ended May 31, 1996, and that firm of independent public accountants is serving as auditors for the Company for the current fiscal year which began June 1, 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                            SOLICITATION OF PROXIES

  The cost of soliciting proxies will be borne by the Company. In addition to solicitation of stockholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of Common Stock. The Company has also engaged Georgeson & Co. to solicit proxies on behalf of the Company, and it is estimated that Georgeson & Co.'s fees for its services will not exceed $10,000.

                                 OTHER MATTERS

  Management does not know of any matters to be brought before the Annual Meeting other than those referred to above. If any other matters properly come before the meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

  Whether or not you expect to be present at the meeting in person, please vote, sign, date, and return promptly the enclosed proxy in the enclosed envelope. No postage is necessary if the proxy is mailed in the United States.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented for consideration at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices on or before May 2, 1997, in order to be included in the Company's proxy statement and form of proxy relating to the 1997 Annual Meeting of Stockholders.

                            SECTION 16(A) REPORTING

  Based solely on a review of the copies of reporting forms furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during the 1996 fiscal year, all of its officers, directors and 10% stockholders complied with the reporting requirements of the Securities and Exchange Commission regarding their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934).

PROXY                                                        PRELIMINARY COPIES
                           NATIONAL DATA CORPORATION
                                ATLANTA, GEORGIA
                         ANNUAL MEETING OF STOCKHOLDERS

   The undersigned stockholder of National Data Corporation (the "Company"), Atlanta, Georgia, hereby constitutes and appoints Robert A. Yellowlees or E. Michael Ingram or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's offices at National Data Plaza, Atlanta, Georgia 30329-2010, on Thursday, October 24, 1996, at 11:00 A.M., or at any adjournments thereof (the "Annual Meeting"), upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated August 29, 1996, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. ELECTION OF DIRECTORS. On the proposal to elect the following slate of directors to serve until the 1999 Annual Meeting of Stockholders of the Company and until their successors are elected and qualified:

              Robert A. Yellowlees    James B. Edwards

          For [ ]                   Withhold Authority  [ ]

     To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:

                          _______________________________

2. AMENDMENT OF CERTIFICATE OF INCORPORATION. On the proposal to amend the Company's Certificate of Incorporation:


           For [ ]             Against [ ]           Abstain [ ]


   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

   Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                            Shares Held:
                                        ------------------------------------

                            ------------------------------------------------

                                         Signature of Stockholder

                            ------------------------------------------------
                            Signature of Stockholder (If Held Jointly)


                       Dated:                         , 1996
                             -------------------------
                                Month          Day

        THIS PROXY IS SOLICITED ON BEHALF OF NATIONAL DATA CORPORATION'S
BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.